EXHIBIT A

                             JOINT FILING AGREEMENT

      The undersigned hereby agree jointly to prepare and file with regulatory authorities a Form 3 and any amendments thereto reporting each of the undersigned's ownership of securities of Global Innovative Systems Inc. and hereby affirm that such Form 3 is being filed on behalf of each of the undersigned.

Date: October 17, 2006


/s/ Thomas R. Grossman
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Thomas R. Grossman


AENEAS PORTFOLIO COMPANY, LP
By: Aeneas Capital, LLC, its general partner


By: /s/ John C. Suglia
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Name:  John C. Suglia
Title: Authorized Person


AENEAS SEPARATE ACCOUNT LTD.
By: Aeneas Capital Management, LP, as investment manager


By: /s/ John C. Suglia
    --------------------------
Name:  John C. Suglia
Title: Chief Operating Officer